UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 12, 2013

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On October 12, 2011, Socket Mobile, Inc. (the “Company”) entered into domestic and international working capital revolving credit line agreements (the “Loan and Security Agreements”) with Silicon Valley Bank (the “Lender”). Pursuant to the Loan and Security Agreements, the Company may borrow up to $2.5 million, of which up to $1.5 million is based on qualified receivables from domestic (U.S. based) customers and up to $1.0 million is based on qualified receivables from international customers. Details about the Loan and Security Agreements and copies of the Agreements were reported in a Form 8-K dated October 12, 2011and are hereby incorporated by reference. The Loan and Security Agreements had an initial expiration date of October 12, 2013.

The Company and Silicon Valley Bank have entered into an extension of the Loan and Security Agreements for a three month period ending January 10, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.11

Loan and Security Agreement dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank. The Agreement is incorporated by reference to exhibits filed with the Company’s Form 8-K dated October 12, 2011.

10.12

Loan and Security Agreement (EXIM Loan Facility) dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank. The Agreement is incorporated by reference to exhibits filed with the Company’s Form 8-K dated October 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: October 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.11	Loan and Security Agreement dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank.
10.12	Loan and Security Agreement (EXIM Loan Facility) dated October 12, 2011 by and between Socket Mobile, Inc. and Silicon Valley Bank.